UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2007

Medefile International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	033-25126 D	85-0368333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Ridgedale Avenue, Suite 217
Cedar Knolls, NJ 07927
(Address of principal executive offices) (zip code)

(973) 993-8001
 (Registrant's telephone number, including area code)

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

On November13, 2007, Mr. William R. Cullen resigned as a member of the Board of Directors of MedeFile International, Inc. (the “Company”).  Mr. Cullen had served as the Chairman of the Audit Committee, and co-Chairman of the Nominating and Governance Committees, of the Board of Directors.  There was no disagreement or dispute between Mr. Cullen and the Company which led to his resignation. Mr. Cullen’s resignation was effective immediately.

On November 13, 2007, the Board of Director of the Company adopted a resolution by unanimous written consent to appoint Mr. Peter Leveton as the new Chairman of the Audit Committee and to appoint Mr. Eric Rosenfeld as a director of the Company.  There are no understandings or arrangements between Mr. Rosenfeld and any other person pursuant to which Mr. Rosenfeld was selected as a director.  Mr. Rosenfeld does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become an officer or director.

Mr. Rosenfeld is 43 years old.  He has served as Chief Technical Officer of the Company since 2002.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medefile International, Inc.

November 13, 2007	By:	/s/ Milton Hauser
Milton Hauser
President, Chief Executive Officer